Exhibit 99.1

Coach Announces the Retirement of Lew Frankfort, Executive Chairman

NEW YORK--(BUSINESS WIRE)--September 25, 2014--Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle collections, today announced that Lew Frankfort, Executive Chairman, will retire from the Company at the expiration of his term on the date of the Company’s 2014 Annual Meeting of Stockholders in November 2014. In addition, he will not stand for re-election to the Board. The Company intends to bestow upon him the honorary title of Chairman Emeritus at that time.

“Lew Frankfort, who marks his 35th anniversary with the company this week, is often referred to as the second founder of Coach. Under his leadership, we created the accessible luxury handbag and accessories market in North America and took the brand global, driving sales from $6 million to $5 billion. His contributions are truly immeasurable, and I am fortunate to know him both as a friend and a mentor,” said Victor Luis, Chief Executive Officer of Coach, Inc. “He’s created a unique performance culture built on a set of common values, and forged an empowered leadership team who are focused on our shared vision of brand transformation. I wish Lew all the best and look forward to his continued counsel in the seasons and years ahead.”

Lew Frankfort added, “Now is the right time for me to move on to my next chapter. I have every confidence that the strong and seasoned management team, led by Victor and under the creative direction of Stuart Vevers, has the resources and experience to execute the transformation plan in place, leveraging the compelling global opportunities for the brand.”

“My more than three decades at Coach have been more gratifying than I possibly could have imagined. I have been extremely fortunate in my chosen work and in finding colleagues who have shared my passion and vision for building Coach into the vibrant, global brand it is today. I have watched the brand grow and flourish in over 30 countries on five continents. It has been an honor to lead one of the strongest teams in the consumer space, who have motivated me to be much better than I otherwise would have been,” Mr. Frankfort concluded.

The company also announced that it anticipates that Jide Zeitlin, currently lead outside director, will be appointed the next Chairman of the Board following the company’s annual meeting in November.

Coach, established in New York City in 1941, is a leading design house of modern luxury accessories and lifestyle collections with a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. Coach’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management’s current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “ahead,” “estimate,” “on track,” “on course,” “forward to,” “future,” “to lead,” “to provide,” “to delivering,” “believe,” “to reinvigorate,” “to achieve,” “to enable,” “return to,” “to execute,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” or comparable terms. Future results may differ materially from management’s current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach’s latest Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Coach
Analysts & Media:
Andrea Shaw Resnick, 212-629-2618
Global Head of Investor Relations and Corporate Communications
or
Christina Colone, 212-946-7252
Director, Investor Relations